Exhibit 99.1

Contact: Leah Stearns

Vice President, Investor Relations & Treasurer

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS

FOURTH QUARTER AND FULL YEAR 2013 FINANCIAL RESULTS

CONSOLIDATED HIGHLIGHTS
Fourth Quarter 2013	Full Year 2013

• Total revenue increased 22.6% to $942.0 million	• Total revenue increased 16.9% to $3,361.4 million

• Operating income increased 4.9% to $292.9 million	• Operating income increased 8.4% to $1,214.3 million

• Cash provided by operating activities increased 52.6% to $454.6 million	• Cash provided by operating activities increased 13.1% to $1,599.0 million

SEGMENT HIGHLIGHTS

Fourth Quarter 2013	Full Year 2013

• Domestic rental and management segment revenue increased 24.6% to $622.7 million	• Domestic rental and management segment revenue increased 12.8% to $2,189.4 million

• International rental and management segment revenue increased 25.6% to $301.2 million	• International rental and management segment revenue increased 27.2% to $1,097.7 million

• Network development services segment revenue was $18.1 million	• Network development services segment revenue was $74.3 million

Boston, Massachusetts – February 25, 2014: American Tower Corporation (NYSE: AMT) today reported financial results for the fourth quarter and full year ended December 31, 2013.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “In 2013, our global sales and operations teams delivered record levels of new leasing business. Collocations, amendments and annual escalators, net of churn, drove Organic Core Growth of 8.7% domestically and 13.5% in our international markets. In addition, we added over 10,000 towers to our portfolio via acquisitions, predominantly in our three largest markets, the U.S., Mexico and Brazil. We are especially pleased with the quality and performance to date of the Global Tower Partners assets, which expanded our domestic tower count by over 20%.

Moreover, we completed the construction of over 2,000 towers in 2013, ending the year with a total of over 67,000 sites. Taken together, our strong organic growth and successful portfolio expansion initiatives made for a great start to achieving our aspirational goal of doubling our 2012 AFFO per Share by 2017.”

FOURTH QUARTER 2013 OPERATING RESULTS OVERVIEW

American Tower generated the following operating results for the quarter ended December 31, 2013 (unless otherwise indicated, all comparative information is presented against the quarter ended December 31, 2012).

Total revenue increased 22.6% to $942.0 million and total rental and management revenue increased 24.9% to $923.9 million. Total rental and management revenue Core Growth was approximately 30.8%, and total rental and management Organic Core Growth was approximately 11.2%. Please refer to the selected statement of operations detail on page 13, which highlights the items affecting all Core Growth percentages for the quarter ended December 31, 2013.

Total rental and management Gross Margin increased 23.0% to $692.4 million. Total selling, general, administrative and development expense was $116.8 million, including $14.6 million of stock-based compensation expense. Adjusted EBITDA increased 19.9% to $600.1 million. Core Growth in Adjusted EBITDA was 27.3%, and Adjusted EBITDA Margin was 64%.

Adjusted Funds From Operations (AFFO) increased 28.1% to $378.2 million, AFFO per Share increased 28.4% to $0.95, and Core Growth in AFFO was approximately 27.4%.

Operating income increased 4.9% to $292.9 million, and net income attributable to American Tower Corporation decreased 26.3% to $100.0 million, which was primarily attributable to the Company’s recognition of unrealized non-cash losses of $60.0 million associated with fluctuations in foreign currency exchange rates related to intercompany loans and similar unaffiliated balances. Net income attributable to American Tower Corporation per basic and diluted common share both decreased 26.5% to $0.25.

Cash provided by operating activities increased 52.6% to $454.6 million.

Segment Results

Domestic Rental and Management Segment – Domestic rental and management segment revenue increased 24.6% to $622.7 million, which represented 66% of total revenues, and domestic rental and management segment Gross Margin increased 20.2% to $499.6 million. Domestic rental and management segment Operating Profit increased 19.7% to $467.2 million, and domestic rental and management segment Operating Profit Margin was 75%.

International Rental and Management Segment – International rental and management segment revenue increased 25.6% to $301.2 million, which represented 32% of total revenues. International rental and management segment Gross Margin increased 30.9% to $192.8 million, while international rental and management segment Operating Profit increased 35.8% to $163.3 million. International rental and management segment Operating Profit Margin was 54% (75%, excluding the impact of $83.3 million of pass-through revenues).

Network Development Services Segment – Network development services segment revenue was $18.1 million, which represented 2% of total revenues. Network development services segment Gross Margin was $9.9 million, and network development services segment Operating Profit was $7.8 million. Network development services segment Operating Profit Margin was 43%.

FULL YEAR 2013 OPERATING RESULTS OVERVIEW

American Tower generated the following operating results for the twelve months ended December 31, 2013 (unless otherwise indicated, all comparative information is presented against the twelve months ended December 31, 2012).

Total revenue increased 16.9% to $3,361.4 million and total rental and management revenue increased 17.2% to $3,287.1 million. Total rental and management revenue Core Growth was approximately 22.1%, and total rental and management revenue Organic Core Growth was approximately 9.9%. Please refer to the selected statement of operations detail on page 13, which highlights the items affecting all Core Growth percentages for the twelve months ended December 31, 2013.

Total rental and management Gross Margin increased 16.4% to $2,481.6 million. Total selling, general, administrative and development expense was $415.5 million, including $66.6 million of stock-based compensation expense. Adjusted EBITDA increased 15.0% to $2,176.4 million, Core Growth in Adjusted EBITDA was 19.8%, and the Adjusted EBITDA Margin was 65%.

AFFO increased 20.2% to $1,469.5 million, AFFO per Share increased 20.3% to $3.68, and Core Growth in AFFO was approximately 23.1%.

Operating income increased 8.4% to $1,214.3 million, while net income attributable to American Tower Corporation decreased 13.5% to $551.3 million. The decrease was primarily attributable to the Company’s recognition of unrealized non-cash losses of $211.7 million associated with fluctuations in foreign currency exchange rates related to intercompany loans and similar unaffiliated balances. Net income attributable to American Tower Corporation per basic common share decreased 13.0% to $1.40, and net income attributable to American Tower Corporation per diluted common share decreased 13.8% to $1.38.

Cash provided by operating activities increased 13.1% to $1,599.0 million.

Segment Results

Domestic Rental and Management Segment – Domestic rental and management segment revenue increased 12.8% to $2,189.4 million, which represented 65% of total revenues. Domestic rental and management segment Gross Margin increased 12.7% to 1,783.9 million, while domestic rental and management segment Operating Profit increased 12.2% to $1,680.0 million. Domestic rental and management segment Operating Profit Margin was 77%.

International Rental and Management Segment – International rental and management segment revenue increased 27.2% to $1,097.7 million, which represented 33% of total revenues. International rental and management segment Gross Margin increased 27.1% to $697.6 million, while international rental and management segment Operating Profit increased 26.7% to $574.3 million. International rental and management segment Operating Profit Margin was 52% (72%, excluding the impact of $295.5 million of pass-through revenues).

Network Development Services Segment – Network development services segment revenue was $74.3 million, which represented 2% of total revenues. Network development services segment Gross Margin was $43.8 million, and network development services segment Operating Profit was $34.5 million. Network development services segment Operating Profit Margin was 46%.

Please refer to “Non-GAAP and Defined Financial Measures” on pages 5 and 6 for definitions of Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations, Adjusted Funds From Operations, Adjusted Funds From Operations per Share, Core Growth, Organic Core Growth, New Property Core Growth and Net Leverage Ratio. For additional financial information, including reconciliations to GAAP measures, please refer to the unaudited selected financial information on pages 11 through 15.

INVESTING OVERVIEW

Distributions – On December 31, 2013, the Company paid its fourth quarter distribution of $0.29 per share, or a total of approximately $114.5 million, to stockholders of record at the close of business on December 16, 2013.

During the twelve months ended December 31, 2013, the Company declared an aggregate of $1.10 per share in distributions, or a total of approximately $434.5 million, to its stockholders. Subject to the discretion of the Company’s Board of Directors, the Company expects to continue paying regular distributions, the amount and timing of which will be determined by the Board.

Cash Paid for Capital Expenditures – During the fourth quarter of 2013, total capital expenditures of $276.3 million included $170.8 million for discretionary capital projects, including spending to complete the construction of 126 towers and the installation of 5 distributed antenna system networks and 448 shared generators domestically and the construction of 878 towers and the installation of 20 distributed antenna system networks internationally; $29.3 million to purchase land under the Company’s communications sites; $4.5 million for start-up capital projects in recently launched markets; $45.7 million for the redevelopment of existing communications sites to accommodate new tenant equipment; and $25.9 million for capital improvements and corporate capital expenditures.

During the twelve months ended December 31, 2013, total capital expenditures of $724.5 million included $381.6 million for discretionary capital projects, including spending to complete the construction of 318 towers and the installation of 13 distributed antenna system networks and 1,306 shared generators domestically and the construction of 1,991 towers and the installation of 48 distributed antenna system networks internationally; $83.8 million to purchase land under the Company’s communications sites; $26.7 million for start-up capital projects in recently launched markets; $120.8 million for the redevelopment of existing communications sites to accommodate new tenant equipment; and $111.6 million for capital improvements and corporate capital expenditures.

Cash Paid for Acquisitions – During the fourth quarter of 2013, the Company spent $4,096.1 million and assumed $1,576.2 million of debt for the purchase of 4,869 towers and 680 property interests under third-party communications sites domestically and 4,241 towers internationally. The international towers consisted of 2,178 towers in Brazil, 1,496 towers in Mexico, 456 towers in Costa Rica, 57 towers in Panama and 54 towers in South Africa.

During the twelve months ended December 31, 2013, the Company spent $4,461.8 million and assumed $1,576.2 million of debt for the purchase of 4,928 towers and 680 property interests under third-party communications sites domestically and 5,771 towers internationally.

Stock Repurchase Program – On September 6, 2013, the Company temporarily suspended its stock repurchases following the signing of its agreement to acquire MIP Tower Holdings LLC, the parent company of Global Tower Partners (GTP). Accordingly, during the fourth quarter of 2013, the Company did not repurchase any shares of its common stock.

During the twelve months ended December 31, 2013, the Company repurchased a total of approximately 1.9 million shares of its common stock for approximately $145.0 million pursuant to its stock repurchase program.

FINANCING OVERVIEW

Leverage – For the quarter ended December 31, 2013, the Company’s Net Leverage Ratio was approximately 5.9x net debt (total debt less cash and cash equivalents) to fourth quarter 2013 annualized Adjusted EBITDA.

Liquidity – As of December 31, 2013, the Company had approximately $2.3 billion of total liquidity, comprised of approximately $0.3 billion in cash and cash equivalents, plus the ability to borrow an aggregate of approximately $2.0 billion under its revolving credit facilities, net of any outstanding letters of credit.

Recent Financing Activities– Since the beginning of the fourth quarter of 2013, the Company has completed the following financing-related activities:

•	Refinanced its $750 million 2012 term loan with a new $1.5 billion 2013 term loan, which extended the maturity to January 3, 2019 and reduced the drawn spread by 50 basis points to LIBOR plus 1.25%;

•	Entered into a 5.2 billion Mexican Peso (MXN) denominated loan, of which 4.9 billion MXN (approximately $374.7 million) was drawn to fund the initial purchase of sites from NII Holdings, Inc. in Mexico; and

•	Completed a reopening of $250 million of its 3.40% senior notes due 2019 and $500 million of its 5.00% senior notes due 2024.

FULL YEAR 2014 OUTLOOK

The following estimates are based on a number of assumptions that management believes to be reasonable and reflect the Company’s expectations as of February 25, 2014. Actual results may differ materially from these estimates as a result of various factors, and the Company refers you to the cautionary language regarding “forward-looking” statements included in this press release when considering this information.

The Company’s outlook is based on the following average foreign currency exchange rates to 1.00 U.S. Dollar for the full year 2014: (a) 2.40 Brazilian Reais; (b) 550.00 Chilean Pesos; (c) 2,000.00 Colombian Pesos; (d) 0.76 Euros; (e) 2.65 Ghanaian Cedi; (f) 63.00 Indian Rupees; (g) 13.30 Mexican Pesos; (h) 2.85 Peruvian Soles; (i) 11.00 South African Rand; and (j) 2,500.00 Ugandan Schillings.

A 5% fluctuation in average foreign currency exchange rates for the full year 2014 versus the rates assumed in the Company’s 2014 outlook would result in an impact of approximately $60 million in revenues, approximately $30 million in Adjusted EBITDA and approximately $25 million in AFFO, relative to the midpoints of the Company’s 2014 outlook.

($ in millions)	Full Year 2014			Midpoint Growth	Midpoint Core Growth
Total rental and management revenue	$3,820	to	$3,910	17.6%	23.2%
Adjusted EBITDA (1)	2,500	to	2,560	16.2%	22.3%
Adjusted Funds From Operations (1)	1,680	to	1,740	16.4%	20.6%
Net Income	765	to	805	62.8%	N/A

(1)	See “Non-GAAP and Defined Financial Measures” below.

The Company’s outlook for total rental and management revenue reflects the following at the midpoint: (1) domestic rental and management segment revenue of $2,570 million; and (2) international rental and management segment revenue of $1,295 million, which includes approximately $328 million of pass-through revenue.

The calculation of midpoint Core Growth is as follows:

(Totals may not add due to rounding.)	Total Rental and Management Revenue	Adjusted EBITDA	AFFO
Outlook midpoint Core Growth	23.2%	22.3%	20.6%
Estimated impact of fluctuations in foreign currency exchange rates	(3.5)%	(2.8)%	(3.5)%
Impact of straight-line revenue and expense recognition	(2.0)%	(3.1)%	—
Impact of significant one-time items	—%	(0.1)%	(0.7)%

Outlook midpoint growth	17.6%	16.2%	16.4%

Outlook for Capital Expenditures:

($ in millions)

(Totals may not add due to rounding.)	Full Year 2014
Discretionary capital projects (1)	$415	to	$475
Ground lease purchases	105	to	115
Start-up capital projects	40	to	50
Redevelopment	170	to	180
Capital improvement (2)	100	to	110
Corporate	20	—	20

Total	$850	to	$950

(1)	Includes the construction of approximately 2,250 to 2,750 new communications sites.
(2)	Includes spending related to a lighting and monitoring system upgrade in the U.S. of approximately $15 million.

Reconciliations of Outlook for Net Income to Adjusted EBITDA:

($ in millions)

(Totals may not add due to rounding.)	Full Year 2014
Net income	$765	to	$805
Interest expense	597	to	580
Depreciation, amortization and accretion	965	to	985
Income tax provision	63	to	74
Stock-based compensation expense	80	—	80
Other, including other operating expenses, interest income, loss on retirement of long-term obligations, income (loss) on equity method investments and other income (expense)	30	to	36

Adjusted EBITDA	$2,500	to	$2,560

Reconciliations of Outlook for Net Income to Adjusted Funds From Operations:

($ in millions)

(Totals may not add due to rounding.)	Full Year 2014
Net income	$765	to	$805
Straight-line revenue	(114)	—	(114)
Straight-line expense	41	—	41
Depreciation, amortization and accretion	965	to	985
Stock-based compensation expense	80	—	80
Non-cash portion of tax provision	(5)	to	1
Other, including other operating expenses, interest expense, amortization of deferred financing costs, capitalized interest, debt discounts and premiums, loss on retirement of long-term obligations, other income (expense) and non-cash interest related to joint venture shareholder loans	68	to	72
Capital improvement capital expenditures	(100)	to	(110)
Corporate capital expenditures	(20)	—	(20)

Adjusted Funds From Operations	$1,680	to	$1,740

Conference Call Information

American Tower will host a conference call today at 8:30 a.m. ET to discuss its financial results for the fourth quarter and full year ended December 31, 2013 and its outlook for 2014. Supplemental materials for the call will be available on the Company’s website, www.americantower.com. The conference call dial-in numbers are as follows:

U.S./Canada dial-in: (866) 740-9153

International dial-in: (706) 645-9644

Passcode: 36538581

When available, a replay of the call can be accessed until 11:59 p.m. ET on March 6, 2014. The replay dial-in numbers are as follows:

U.S./Canada dial-in: (855) 859-2056

International dial-in: (404) 537-3406

Passcode: 36538581

American Tower will also sponsor a live simulcast and replay of the call on its website, www.americantower.com.

About American Tower

American Tower is a leading independent owner, operator and developer of wireless and broadcast communications real estate. American Tower currently owns and operates over 67,000 communications sites in the United States, Brazil, Chile, Colombia, Costa Rica, Germany, Ghana, India, Mexico, Panama, Peru, South Africa and Uganda. For more information about American Tower, please visit www.americantower.com.

Non-GAAP and Defined Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations, Adjusted Funds From Operations, Adjusted Funds From Operations per Share, Core Growth, Organic Core Growth, New Property Core Growth and Net Leverage Ratio. The Company uses Funds From Operations as defined by the National Association of Real Estate Investment Trusts (NAREIT), referred to herein as NAREIT Funds From Operations.

The Company defines Gross Margin as revenues less operating expenses, excluding stock-based compensation expense recorded in costs of operations, depreciation, amortization and accretion, selling, general, administrative and development expense, and other operating expenses. The Company defines Operating Profit as Gross Margin less selling, general, administrative and development expense, excluding stock-based compensation expense and corporate expenses. For reporting purposes, the international rental and management segment Operating Profit and Gross Margin also include interest income, TV Azteca, net. These measures of Gross Margin and Operating Profit are also before interest income, interest expense, loss on retirement of long-term obligations, other (expense) income, net income (loss) attributable to non-controlling interest, income (loss) on equity method investments and income taxes. The Company defines Operating Profit Margin as the percentage that results from dividing Operating Profit by revenue. The Company defines Adjusted EBITDA as net income before income (loss) from discontinued operations, net, income (loss) from equity method investments, income tax provision (benefit), other income (expense), loss on retirement of long-term obligations, interest expense, interest income, other operating income (expense), depreciation, amortization and accretion and stock-based compensation expense. The Company defines Adjusted EBITDA Margin as the percentage that results from dividing Adjusted EBITDA by total revenue. NAREIT Funds From Operations is defined as net income before gains or losses from the sale or disposal of real estate, real estate related impairment charges and real estate related depreciation, amortization and accretion, and including adjustments for (i) unconsolidated affiliates and (ii) noncontrolling interest. The Company defines Adjusted Funds From Operations as NAREIT Funds From Operations before (i) straight-line revenue and expense, (ii) stock-based compensation expense, (iii) the non-cash portion of our tax provision, (iv) non-real estate related depreciation, amortization and accretion, (v) amortization of deferred financing costs, capitalized interest, debt discounts and premiums and long-term deferred interest, (vi) other income (expense), (vii) loss on retirement of long-term obligations, (viii) other operating income (expense), and adjusted for (ix) unconsolidated affiliates, and (x) noncontrolling interest, less cash payments related to capital improvements and cash payments related to corporate capital expenditures. The Company defines Adjusted Funds From Operations per Share as Adjusted Funds From Operations divided by the diluted weighted average common shares outstanding. The Company defines Core Growth in total rental and management revenue, Adjusted EBITDA and Adjusted Funds From Operations as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior year, in each case, excluding the impact of straight-line revenue and expense recognition, foreign currency exchange rate fluctuations and significant one-time items. The Company defines Organic Core Growth in rental and management revenue as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior year, in each case, excluding the impact of straight-line revenue and expense recognition, foreign currency exchange rate fluctuations, significant one-time items and revenue associated with new properties that the Company has added to the portfolio since the beginning of the prior period. The Company defines New Property Core Growth in rental and management revenue as the increase or decrease, expressed as a percentage, on the properties the Company has added to its portfolio since the beginning of the prior period, in each case, excluding the impact of straight-line revenue and expense recognition, foreign currency exchange rate fluctuations and significant one-time items. The Company defines Net Leverage Ratio as net debt (total debt, less cash and cash equivalents) divided by last quarter annualized Adjusted EBITDA. These measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as additional information because management believes they are useful indicators of the current financial performance of the Company’s core businesses. The Company believes that these measures can assist in comparing company performances on a consistent basis irrespective of depreciation and amortization or capital structure. Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors, including historical cost bases, are involved. Notwithstanding the foregoing, the Company’s measures of Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations, Adjusted Funds From Operations, Adjusted Funds From Operations per Share, Core Growth, Organic Core Growth, New Property Core Growth and Net Leverage Ratio may not be comparable to similarly titled measures used by other companies.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning our goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to statements regarding our full year 2014 outlook, foreign currency exchange rates and our expectation regarding the declaration of regular distributions. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) decrease in demand for our communications sites would materially and adversely affect our operating results, and we cannot control that demand; (2) if our tenants share site infrastructure to a significant degree or consolidate or merge, our growth, revenue and ability to generate positive cash flows could be materially and adversely affected; (3) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (4) our leverage and debt service obligations may materially and adversely affect us; (5) increasing competition in the tower industry may materially and adversely affect us; (6) our expansion initiatives involve a number of risks and uncertainties that could adversely affect our operating results, disrupt our operations or expose us to additional risk if we are not able to successfully integrate operations, assets and personnel; (7) our foreign operations are subject to economic, political and other risks that could materially and adversely affect our revenues or financial position, including risks associated with fluctuations in foreign currency exchange rates; (8) a substantial portion of our revenue is derived from a small number of tenants, and we are sensitive to changes in the creditworthiness and financial strength of our tenants; (9) we may fail to realize the growth prospects and cost savings anticipated as a result of, and will incur significant transaction and acquisition-related integration costs in connection with, our acquisition of GTP; (10) new technologies or changes in a tenant’s business model could make our tower leasing business less desirable and result in decreasing revenues; (11) if we fail to remain qualified as a REIT, we will be subject to tax at corporate income tax rates, which may substantially reduce funds otherwise available; (12) we may be limited in our ability to fund required distributions using cash generated through our TRSs; (13) complying with REIT requirements may limit our flexibility or cause us to forego otherwise attractive opportunities; (14) certain of our business activities may be subject to corporate level income tax and foreign taxes, which reduce our cash flows, and may create deferred and contingent tax liabilities; (15) we may need additional financing to fund capital expenditures, future growth and expansion initiatives and to satisfy our REIT distribution requirements; (16) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (17) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers will be eliminated; (18) restrictive covenants in the agreements related to our securitization transactions, our credit facilities and our debt securities could materially and adversely affect our business by limiting flexibility; (19) we may incur goodwill and other intangible asset impairment charges, which could result in a significant reduction to our earnings; (20) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated; (21) we could have liability under environmental and occupational safety and health laws; and (22) our towers or data centers may be affected by natural disasters and other unforeseen events for which our insurance may not provide adequate coverage. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-Q for the quarter ended September 30, 2013. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2013	December 31, 2012(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$293,576	$368,618
Restricted cash	152,916	69,316
Short-term investments	18,612	6,018
Accounts receivable, net	151,084	143,562
Prepaid and other current assets	314,067	222,999
Deferred income taxes	22,401	25,754

Total current assets	952,656	836,267

Property and equipment, net	7,262,175	5,765,856
Goodwill	3,729,901	2,842,643
Other intangible assets, net	6,701,459	3,206,085
Deferred income taxes	262,529	209,589
Deferred rent asset	918,847	776,201
Notes receivable and other non-current assets	445,004	452,788

TOTAL	$20,272,571	$14,089,429

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$171,050	$89,578
Accrued expenses	415,324	286,962
Distributions payable	575	189
Accrued interest	105,751	71,271
Current portion of long-term obligations	70,132	60,031
Unearned revenue	161,926	124,147

Total current liabilities	924,758	632,178

Long-term obligations	14,408,146	8,693,345
Asset retirement obligations	526,869	435,624
Other non-current liabilities	822,758	644,101

Total liabilities	16,682,531	10,405,248

COMMITMENTS AND CONTINGENCIES
EQUITY:
Common stock	3,976	3,959
Additional paid-in capital	5,130,616	5,012,124
Distributions in excess of earnings	(1,081,467)	(1,196,907)
Accumulated other comprehensive loss	(311,220)	(183,347)
Treasury stock	(207,740)	(62,728)

Total American Tower Corporation equity	3,534,165	3,573,101
Noncontrolling interest	55,875	111,080

Total equity	3,590,040	3,684,181

TOTAL	$20,272,571	$14,089,429

(1)	December 31, 2012 balances have been revised to reflect purchase accounting measurement period adjustments.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31
	2013	2012	2013	2012
REVENUES:
Rental and management	$923,883	$739,684	$3,287,090	$2,803,490
Network development services	18,086	28,690	74,317	72,470

Total operating revenues	941,969	768,374	3,361,407	2,875,960

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below):
Rental and management (including stock-based compensation expense of $226, $199, $977 and $793, respectively)	243,277	180,561	828,742	686,681
Network development services (including stock-based compensation expense of $127, $219, $567 and $968, respectively)	8,292	13,645	31,131	35,798
Depreciation, amortization and accretion	244,811	178,488	800,145	644,276
Selling, general, administrative and development expense (including stock-based compensation expense of $14,630, $11,911 $66,594 and $50,222, respectively)	116,808	89,410	415,545	327,301
Other operating expenses	35,853	27,035	71,539	62,185

Total operating expenses	649,041	489,139	2,147,102	1,756,241

OPERATING INCOME	292,928	279,235	1,214,305	1,119,719

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	11,562	3,543	22,235	14,258
Interest income	4,238	1,427	9,706	7,680
Interest expense	(139,380)	(104,043)	(458,296)	(401,665)
Loss on retirement of long-term obligations	(734)	—	(38,701)	(398)
Other expense (including unrealized foreign currency losses of $60,049, $21,483, $211,722 and $34,330, respectively)	(58,509)	(18,832)	(207,500)	(38,300)

Total other expense	(182,823)	(117,905)	(672,556)	(418,425)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INCOME ON EQUITY METHOD INVESTMENTS	110,105	161,330	541,749	701,294
Income tax provision	(36,180)	(43,187)	(59,541)	(107,304)
Income on equity method investments	—	10	—	35

NET INCOME	73,925	118,153	482,208	594,025
Net loss attributable to noncontrolling interest	26,057	17,526	69,125	43,258

NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION	$99,982	$135,679	$551,333	$637,283

NET INCOME PER COMMON SHARE AMOUNTS:
Basic net income attributable to American Tower Corporation	$0.25	$0.34	$1.40	$1.61

Diluted net income attributable to American Tower Corporation	$0.25	$0.34	$1.38	$1.60

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	394,751	395,195	395,040	394,772

DILUTED	398,609	399,625	399,146	399,287

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Twelve Months Ended December 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$482,208	$594,025
Adjustments to reconcile net income to cash provided by operating activities:
Stock-based compensation expense	68,138	51,983
Depreciation, amortization and accretion	800,145	644,276
Loss on early retirement of securitized debt	35,288	—
Other non-cash items reflected in statements of operations	231,764	130,517
Increase in net deferred rent asset	(115,443)	(130,512)
Increase in restricted cash	(52,717)	(26,500)
(Increase) decrease in assets	(115,118)	40,961
Increase in liabilities	264,782	109,641

Cash provided by operating activities	1,599,047	1,414,391

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(724,532)	(568,048)
Payments for acquisitions, net of cash acquired	(4,461,764)	(1,997,955)
Proceeds from sale of short-term investments, available-for-sale securities and other non-current assets	421,714	374,682
Payment for short-term investments	(427,267)	(352,306)
Deposits, restricted cash, investments and other	18,512	(14,758)

Cash used in investing activities	(5,173,337)	(2,558,385)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (repayments of) short-term borrowings, net	8,191	(55,264)
Borrowings under credit facilities	3,507,000	2,582,000
Proceeds from issuance of senior notes, net	2,221,792	698,670
Proceeds from term loan credit facility	1,500,000	750,000
Proceeds from other long-term borrowings	402,688	177,299
Proceeds from issuance of securities in securitization transaction, net	1,778,496	—
Repayments of notes payable, credit facilities and capital leases	(5,337,339)	(2,658,566)
Contributions from noncontrolling interest holders, net	17,447	52,761
Purchases of common stock	(145,012)	(62,728)
Proceeds from stock options and Stock Purchase Plan	45,496	55,441
Distributions	(434,687)	(355,574)
Payment for early retirement of securitized debt	(29,234)	—
Deferred financing costs and other financing activities	(9,273)	(13,673)

Cash provided by financing activities	3,525,565	1,170,366

Net effect of changes in foreign currency exchange rates on cash and cash equivalents	(26,317)	12,055
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(75,042)	38,427

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	368,618	330,191

CASH AND CASH EQUIVALENTS, END OF YEAR	$293,576	$368,618

CASH PAID FOR INCOME TAXES, NET	$51,676	$69,277

CASH PAID FOR INTEREST	$397,366	$366,458

UNAUDITED RESULTS FROM OPERATIONS, BY SEGMENT

(In thousands, except percentages)

Three months ended December 31, 2013
	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$622,705	$301,178	$923,883	$18,086	$941,969
Segment operating expenses (1)	123,146	119,905	243,051	8,165	251,216
Interest income, TV Azteca, net (2)	—	11,562	11,562	—	11,562

Segment Gross Margin	499,559	192,835	692,394	9,921	702,315

Segment selling, general, administrative and development expense (1)	32,325	29,585	61,910	2,152	64,062

Segment Operating Profit	$467,234	$163,250	$630,484	$7,769	$638,253

Segment Operating Profit Margin	75%	54%	68%	43%	68%

Three months ended December 31, 2013
	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$499,865	$239,819	$739,684	$28,690	$768,374
Segment operating expenses (1)	84,367	95,995	180,362	13,426	193,788
Interest income, TV Azteca, net	—	3,543	3,543	—	3,543

Segment Gross Margin	415,498	147,367	562,865	15,264	578,129

Segment selling, general, administrative and development expense (1)	25,025	27,146	52,171	2,334	54,505

Segment Operating Profit	$390,473	$120,221	$510,694	$12,930	$523,624

Segment Operating Profit Margin	78%	50%	69%	45%	68%

Twelve months ended December 31, 2013
	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$2,189,365	$1,097,725	$3,287,090	$74,317	$3,361,407
Segment operating expenses (1)	405,419	422,346	827,765	30,564	858,329
Interest income, TV Azteca, net (2)	—	22,235	22,235	—	22,235

Segment Gross Margin	1,783,946	697,614	2,481,560	43,753	2,525,313

Segment selling, general, administrative and development expense (1)	103,989	123,338	227,327	9,257	236,584

Segment Operating Profit	$1,679,957	$574,276	$2,254,233	$34,496	$2,288,729

Segment Operating Profit Margin	77%	52%	69%	46%	68%

Twelve months ended December 31, 2013
	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$1,940,689	$862,801	$2,803,490	$72,470	$2,875,960
Segment operating expenses (1)	357,555	328,333	685,888	34,830	720,718
Interest income, TV Azteca, net	—	14,258	14,258	—	14,258

Segment Gross Margin	1,583,134	548,726	2,131,860	37,640	2,169,500

Segment selling, general, administrative and development expense (1)	85,663	95,579	181,242	6,744	187,986

Segment Operating Profit	$1,497,471	$453,147	$1,950,618	$30,896	$1,981,514

Segment Operating Profit Margin	77%	53%	70%	43%	69%

(1)	Excludes stock-based compensation expense.
(2)	Includes approximately $8.0 million of interest income received in connection with a partial loan prepayment by TV Azteca.

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

SELECTED BALANCE SHEET DETAIL:

Long-term obligations summary, including current portion	December 31, 2013	Pro Forma December 31, 2013 (1)
2012 Credit Facility (1)	$88,000	$—
2013 Credit Facility (1)	1,853,000	1,143,000
2013 Term Loan	1,500,000	1,500,000
4.625% Senior Notes due 2015	599,794	599,794
7.000% Senior Notes due 2017	500,000	500,000
4.500% Senior Notes due 2018	999,520	999,520
3.400% Senior Notes due 2019 (1)	749,373	999,373
7.250% Senior Notes due 2019	296,748	296,748
5.050% Senior Notes due 2020	699,413	699,413
5.900% Senior Notes due 2021	499,414	499,414
4.700% Senior Notes due 2022	698,871	698,871
3.500% Senior Notes due 2023	992,520	992,520
5.000% Senior Notes due 2024 (1)	499,455	999,455

Total unsecured at American Tower Corporation	9,976,108	9,928,108

Secured Tower Revenue Securities, Series 2013-1A	500,000	500,000
Secured Tower Revenue Securities, Series 2013-2A	1,300,000	1,300,000
GTP Notes (2)	1,537,881	1,537,881
Unison Notes (3)	205,436	205,436
South African Facility (4)	88,334	88,334
Colombian Long-Term Credit Facility (4)	70,063	70,063
Colombian Bridge Loans (4)	56,058	56,058
Mexican Loan (4)	377,470	377,470
Costa Rica Loan (1) (5)	32,600	—
Shareholder loans (5) (6)	260,950	260,950
Capital leases	73,378	73,378

Total secured or subsidiary debt	4,502,170	4,469,570

Total debt	$14,478,278	$14,397,678

Cash and cash equivalents	293,576

Net debt (total debt less cash and cash equivalents)	$14,184,702

(1)	Subsequent to the end of the fourth quarter of 2013, the Company (a) completed a registered public offering of $250.0 million principal amount of reopened 3.40% notes and $500.0 million principal amount of reopened 5.00% notes, the net proceeds of which, together with cash on hand, were used to repay $88.0 million of indebtedness under the 2012 Credit Facility, $710.0 million under the 2013 Credit Facility and the Costa Rica Loan.
(2)	The GTP Notes are secured debt and were assumed as a result of the acquisition of GTP.
(3)	The Unison Notes are secured debt and were assumed as a result of the acquisition of certain legal entities holding a portfolio of property interests from Unison Holdings LLC and Unison Site Management II, L.L.C.
(4)	Denominated in local currency.
(5)	Denominated in USD.
(6)	Reflects balances attributable to minority shareholder loans in the Company’s joint ventures in Colombia, Ghana and Uganda.

Three Months Ended
Calculation of Net Leverage Ratio ($ in thousands)	December 31, 2013
Total debt	$14,478,278
Cash and cash equivalents	293,576

Numerator: net debt (total debt less cash and cash equivalents)	$14,184,702

Adjusted EBITDA	$600,137
Denominator: annualized Adjusted EBITDA	2,400,548

Net Leverage Ratio	5.9x

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

SELECTED BALANCE SHEET DETAIL (CONTINUED):

Share count rollforward: (in millions of shares)	Three Months Ended December 31, 2013	Twelve Months Ended December 31, 2013
Total common shares, beginning of period	394.5	395.1
Common shares repurchased	—	(1.9)
Common shares issued	0.3	1.7

Total common shares outstanding, end of period (1)	394.9	394.9

(1)	As of December 31, 2013, excludes (a) 3.2 million potentially dilutive shares associated with vested and exercisable stock options with an average exercise price of $40.54 per share; (b) 2.9 million potentially dilutive shares associated with unvested stock options; and (c) 1.8 million potentially dilutive shares associated with unvested restricted stock units.

SELECTED STATEMENT OF OPERATIONS DETAIL:

Total rental and management straight-line revenue and expense (1):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Total rental and management operations straight-line revenue	$41,696	$47,260	$147,664	$165,806
Total rental and management operations straight-line expense	$8,413	$7,553	$29,732	$33,700

(1)	In accordance with GAAP, the Company recognizes consolidated rental and management revenue and expense related to non-cancellable tenant and ground lease agreements with fixed escalations on a straight-line basis, over the applicable lease term. As a result, the Company’s revenue recognized may differ materially from the amount of cash collected per tenant lease, and the Company’s expense incurred may differ materially from the amount of cash paid per ground lease. Additional information regarding straight-line accounting can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 in the section entitled “Revenue Recognition,” in note 1, “Business and Summary of Significant Accounting Policies” within the notes to the consolidated financial statements. The above table sets forth a summary of total rental and management straight-line revenue and expense, which represents the non-cash revenue and expense recorded due to straight-line recognition.

	Three Months Ended December 31,		Twelve Months Ended December 31,
International pass-through revenue detail:	2013	2012	2013	2012
Pass-through revenue	$83,337	$67,933	$295,547	$229,105

	Three Months Ended December 31,		Twelve Months Ended December 31,
Prepaid rent detail (1):	2013	2012	2013	2012
Beginning balance	$244,037	$198,574	$198,792	$156,678
Cash	101,064	11,132	189,057	85,000
Amortization (2)	(18,924)	(10,914)	(61,672)	(42,886)

Ending balance	$326,177	$198,792	$326,177	$198,792

(1)	Reflects capital contributions and prepayments associated with long-term tenant leases and amortization of recognized GAAP revenue associated with the leases corresponding to the capital contributions or prepayments.
(2)	Includes the impact of fluctuations in foreign currency exchange rates.

	Three Months Ended December 31,		Twelve Months Ended December 31,
Selling, general, administrative and development expense breakout:	2013	2012	2013	2012
Total rental and management overhead	$61,910	$52,171	$227,327	$181,242
Network development services segment overhead	2,152	2,334	9,257	6,744
Corporate and development expenses (1)	38,116	22,994	112,367	89,093
Stock-based compensation expense	14,630	11,911	66,594	50,222

Total	$116,808	$89,410	$415,545	$327,301

(1)	During the three months ended December 31, 2013, the Company incurred approximately $10.0 million of legal-related expenses. The Company expects to be reimbursed for substantially all of these expenses. However, the timing of such reimbursement is uncertain.

UNAUDITED SELECTED FINANCIAL INFORMATION

($ in thousands. Totals may not add due to rounding.)

SELECTED STATEMENT OF OPERATIONS DETAIL (CONTINUED):

The following table reflects the estimated impact of foreign currency exchange rate fluctuations, straight-line revenue and expense recognition and material one-time items on total rental and management revenue, Adjusted EBITDA and AFFO:

The calculation of Core Growth is as follows:

Three Months Ended December 31, 2013	Total Rental and Management Revenue	Adjusted EBITDA	AFFO
Core Growth	30.8%	27.3%	27.4%
Estimated impact of fluctuations in foreign currency exchange rates	(3.3)%	(2.3)%	(2.8)%
Impact of straight-line revenue recognition	(2.6)%	(3.1)%	—
Impact of material one-time items	—	(1.9)	3.5%

Reported growth	24.9%	19.9%	28.1%

Twelve Months Ended December 31, 2013
Core Growth	22.1%	19.8%	23.1%
Estimated impact of fluctuations in foreign currency exchange rates	(2.3)%	(1.6)%	(2.0)%
Impact of straight-line revenue recognition	(1.8)%	(1.9)%	—
Impact of material one-time items	(0.7)%	(1.2)%	(0.8)%

Reported growth	17.2%	15.0%	20.2%

The components of Core Growth in total rental and management revenue are as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Organic Core Growth	11.2%	9.0%	9.9%	8.1%
New Property Core Growth	19.6%	10.3%	12.2%	13.0%

Core Growth	30.8%	19.3%	22.1%	21.1%

SELECTED CASH FLOW DETAIL:

	Three Months Ended December 31,		Twelve Months Ended December 31,
Payments for purchase of property and equipment and construction activities:	2013	2012	2013	2012
Discretionary - capital projects	$170,772	$86,850	$381,632	$279,015
Discretionary - ground lease purchases	29,326	33,887	83,842	82,349
Start-up capital projects	4,527	5,621	26,660	24,537
Redevelopment	45,710	27,954	120,797	86,656
Capital improvements	20,170	30,856	81,218	75,444
Corporate	5,778	5,853	30,383	20,047

Total	$276,283	$191,021	$724,532	$568,048

UNAUDITED SELECTED FINANCIAL INFORMATION

($ in thousands. Totals may not add due to rounding.)

SELECTED PORTFOLIO DETAIL – OWNED SITES:

Tower Count (1):	As of September 30, 2013	Constructed	Acquired	Adjustments	As of December 31, 2013
United States	22,754	126	4,869	(10)	27,739
Brazil	4,511	57	2,178	—	6,746
Chile	1,149	3	—	(2)	1,150
Colombia	3,429	65	—	(33)	3,461
Costa Rica	—	—	456	—	456
Germany	2,031	—	—	—	2,031
Ghana	1,954	26	—	(11)	1,969
India	10,959	625	—	(55)	11,529
Mexico	6,806	68	1,496	(1)	8,369
Panama	—	—	57	—	57
Peru	499	—	—	(1)	498
South Africa	1,828	18	54	—	1,900
Uganda	1,148	16	—	—	1,164

Total	57,068	1,004	9,110	(113)	67,069

(1)	Excludes in-building and outdoor distributed antenna system networks.

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES

(In thousands, except percentages. Totals may not add due to rounding.)

The reconciliation of net income to Adjusted EBITDA and the calculation of Adjusted EBITDA Margin are as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Net income	$73,925	$118,153	$482,208	$594,025
Income from equity method investments	—	(10)	—	(35)
Income tax provision	36,180	43,187	59,541	107,304
Other expense	58,509	18,832	207,500	38,300
Loss on retirement of long-term obligations	734	—	38,701	398
Interest expense	139,380	104,043	458,296	401,665
Interest income	(4,238)	(1,427)	(9,706)	(7,680)
Other operating expenses	35,853	27,035	71,539	62,185
Depreciation, amortization and accretion	244,811	178,488	800,145	644,276
Stock-based compensation expense	14,983	12,329	68,138	51,983

Adjusted EBITDA	$600,137	$500,630	$2,176,362	$1,892,421

Divided by total revenue	941,969	768,374	3,361,407	2,875,960

Adjusted EBITDA Margin	64%	65%	65%	66%

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES

(In thousands, except per share data. Totals may not add due to rounding.)

The reconciliation of net income to NAREIT Funds From Operations and the calculation of Adjusted Funds From Operations and Adjusted Funds From Operations per Share are presented below:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Net Income	$73,925	$118,153	$482,208	$594,025
Real estate related depreciation, amortization and accretion	215,964	154,329	701,292	562,298
Losses from sale or disposal of real estate and real estate related impairment charges	23,645	15,739	32,475	23,650
Adjustments for unconsolidated affiliates and noncontrolling interest	18,841	10,103	41,000	20,238

NAREIT Funds From Operations	332,375	298,324	1,256,975	1,200,211

Straight-line revenue	(41,696)	(47,260)	(147,664)	(165,806)
Straight-line expense	8,413	7,553	29,732	33,700
Stock-based compensation expense	14,983	12,329	68,138	51,983
Non-cash portion of tax provision	7,676	2,375	7,865	38,027
Non-real estate related depreciation, amortization and accretion	28,847	24,159	98,853	81,978
Amortization of deferred financing costs, capitalized interest and debt discounts and premiums and long-term deferred interest charges (1)	906	14,492	22,955	21,008
Other expense (2)	58,509	18,832	207,500	38,300
Loss on retirement of long-term obligations	734	—	38,701	398
Other operating expense (3)	12,208	11,296	39,064	38,535
Capital improvement capital expenditures (4)	(20,170)	(30,856)	(81,218)	(75,444)
Corporate capital expenditures	(5,778)	(5,853)	(30,383)	(20,047)
Adjustments for unconsolidated affiliates and noncontrolling interest	(18,841)	(10,103)	(41,000)	(20,238)

Adjusted Funds From Operations	$378,166	$295,288	$1,469,518	$1,222,605

Divided by weighted average diluted shares outstanding	398,609	399,625	399,146	399,287
Adjusted Funds From Operations per Share	$0.95	$0.74	$3.68	$3.06

(1)	Includes accrued non-cash interest expense attributable to joint-venture loans.
(2)	Primarily includes unrealized loss on foreign currency exchange rate fluctuations.
(3)	Primarily includes impairments and transaction related costs.
(4)	2012 amounts adjusted to exclude start-up capital projects.